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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Antigenics Inc. of our report dated February 8, 2000 (except for Note 19, as to which the date is March 24th, 2000) related to the financial statements of Aquila Biopharmaceuticals, Inc., which appears in the proxy statement/prospectus (File No. 333-46168) filed by Antigenics Inc. under the Securities Act of 1933, as amended, on October 4, 2000.






                                        /s/ PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
November 20, 2000